Exhibit 99.1

CONTACT:	William Koziel
(847) 597-8800

Così, Inc. Reports First Quarter Sales

DEERFIELD, IL – April 27, 2011 – Così, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported that system-wide comparable restaurant sales for the 2011 first quarter as measured for restaurants in operation for more than 15 months recorded an aggregate 1.7% increase compared to the first quarter of 2010.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

For the 13 weeks ended
March 28, 2011
Company-owned	3.0%
Franchise-operated	(0.5%)
Total System	1.7%

“We are pleased to announce our fourth consecutive quarter of positive comparable sales growth in spite of some adverse winter weather experienced in many of our markets during the quarter,” said James Hyatt, Così's President and Chief Executive Officer.  “Although we continue to operate in a challenging consumer spending environment marked by high unemployment and rising gas prices, we believe that we will benefit from our marketing efforts to broaden our consumer reach and drive traffic across all dayparts.”

Company-owned net restaurant sales were $23,005,000 for the first quarter compared to $27,074,000 for the 2010 first quarter with the resulting $4,069,000 decline related primarily to the sale of thirteen Company-owned restaurants to a franchisee during the second quarter of 2010.  Franchise fees and royalty revenues for the quarter contributed $704,000 compared to $524,000 in the 2010 first quarter.  The increase over last year’s first quarter was due primarily to royalties from the thirteen restaurants acquired by a franchisee from the Company during the second quarter of 2010.  Così’s total revenues for the 2011 first quarter decreased by $3,889,000 to $23,709,000 from $27,598,000 in the 2010 first quarter largely as a result of the sale of the thirteen company-owned restaurants to a franchisee.

Così noted that the Company-owned comparable restaurant sales increase for the 2011 first quarter was comprised of a 1.5% increase in traffic and a 1.5% increase in average check.

Company-owned comparable sales are based on sales from restaurants that have been operating as Così for more than 15 months.  Franchise-operated comparable sales are based on sales, as reported by franchisees, from restaurants that have been operating as Così for more than 15 months.

Franchise-operated and system-wide comparable restaurant sales percentages are non-GAAP measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP and may not be comparable to system-wide sales as defined or used by other companies.  Così does not record franchise-operated sales as revenues.  However, Così’s royalty revenues are calculated based on a percentage of franchise-operated restaurant sales.  Management believes franchise-operated and system-wide comparable sales information is useful in assessing consumer acceptance of the Company’s brand, facilitates an understanding of financial performance and overall sales trends, helps the Company understand the effectiveness of marketing initiatives, the cost of which our franchisees contribute to based on a percentage of their sales, and provides information that is relevant for comparison within the industry.

Teleconference and Webcast Information

Così expects to report first quarter results after the market close on May 12, 2011 and host a teleconference and webcast at 5:00 p.m. Eastern Time on that day to discuss the Company’s results for the 2011 first quarter.

Audio
Dial In Number: 800-573-4754
International: 617-224-4325
Code: 44623096
Note: Participants should dial in a few minutes prior to the start time.

Webcast
Website link: http://investors.getcosi.com
Live then archived for one year

Replay
Dial In Number: 888-286-8010
International: 617-801-6888
Code: 32433436
Available until: May 19, 2011

About Così, Inc.
Così® (http://www.getcosi.com) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 82 Company-owned and 59 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Così® vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, melts, soups, Così® Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2011 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.